SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

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                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 30, 2003


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



             Delaware                      1-9494              13-3228013
    (State or other jurisdiction        (Commission         (I.R.S. Employer
          of incorporation)             File Number)      Identification Number)


      727 Fifth Avenue, New York, New York                       10022
    (Address of principal executive offices)                  (Zip Code)




Registrant's telephone number, including area code: (212) 755-8000


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Item 5.   Other Events.

          On September 30, 2003, Registrant issued a press release announcing that Tiffany & Co. Japan Inc., an indirect wholly-owned subsidiary of Tiffany & Co., completed the sale of yen 15 billion of First Series Yen denominated Bonds due 2010 (for Qualified Institutional Investors
          Only) with a 7-year bullet maturity and a fixed interest coupon rate of 2.02%. The Bonds are senior unsecured obligations of Tiffany & Co. Japan Inc. The obligations under the Bonds are unconditionally and irrevocably guaranteed by Tiffany & Co.

          The proceeds of the sale were primarily used to repay the short-term debt incurred in connection with the purchase on June 30, 2003 of the land and building housing the Tiffany flagship store in Tokyo, Japan.

          A copy of the September  30, 2003 press release is attached  hereto as
          Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

          99.1 Press Release dated September 30, 2003




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           TIFFANY & CO.


                                      BY:  /s/Patrick B. Dorsey
                                           _____________________________________
                                           Patrick B. Dorsey
                                           Senior Vice President, Secretary and
                                           General Counsel


Date: September 30, 2003



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                                  EXHIBIT INDEX


Exhibit No.       Description


99.1              Press Release dated September 30, 2003